EXHIBIT 3.1



                            ARTICLES OF INCORPORATION

                              ZXS CORPORATION, INC.



Article #1:                  The name of the corporation is:
                             ZXS Corporation, Inc.

Article #2:                  The name and address of the Resident Agent is:
                                  PARACORP INCORPORATED
                                  401 RYLAND STREET STE. 330
                                  RENO, NEVADA 89502


Article #3:                  The type of business is to engage in any legal
                             activity which a corporation may be organized under the General Corporation Law of Nevada.

Article #4:                  The total authorized capital of the corporation
                             is 1.000 shares of common stock with no par value.

Article #5:                  The governing board of the corporation is one
                             director. The number of directors may be changed by the board.
                             The director is as follows:

                                  Richard Smitten
                                  9743 Olympic Boulevard
                                  Beverly Hills, CA 90212

Article #6:                  All shares are non-assessable at this time.

Article #7:                  The liability of the directors of the
                             corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Article #8:                  The corporation is authorized to indemnify the
                             directors and officers of the corporation to the fullest extent permissible under Nevada law.

Article #9                   The corporation shall have perpetual existence.



                                     (1)

Article #10                  The name and address of the Incorporator is as
                             follows:

                                    Bruce K Codding
                                    400 West King Street, Suite 404
                                    Carson City, NV 89703


                                    /s/
                                        ----------------------------------------
                                        Incorporator
                                        Bruce K Codding


STATE OF NEVADA

CARSON CITY


On June 7, 1994, Bruce K. Codding personally appeared before me, a notary public, and I acknowledge that Bruce K. Codding executed the above instrument.






                                    /s/
                                        ----------------------------------------
                                        Signature of Notary

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION


                              ZXS CORPORATION, INC.



We the undersigned Robert K. Kelly, President & Secretary of:

                              ZXS CORPORATION, INC.


Do hereby certify:
That the Board of Directors of said corporation at a meeting duly convened and held on the 291h day of February, 2000, adopted a resolution to amend the original articles as follows:

Article # 1 is hereby amended to read as follows: ZXS CORPORATIONS, INC. changes its name to COMMERCIAL EVALUATIONS, INC. That from this point on the new name of the corporation shall be COMMERCIAL EVALUATIONS, INC.

Article # 4 is hereby amended to read as follows: The amount of capital stick authorized is Fifty Million (50,000,000) shares of common stick having a par value of $0.001 per share.

The said change(s) and amendment has been consented to and approved by 100% of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote.

/s/
----------------------
Signature of President

/s/
----------------------
Signature of Secretary


State of Nevada )
                )ss
County of Clark )

On the 29th day of February, 2000, personally known to me to be the persons whose names are subscribed to the within document and acknowledged to me that they executed the same in their authorized capacity.


                                   /s/
                                      ------------------------------------------
                                      Signature of Notary Public

STATE OF NEVADA

SECRETARY OF STATE


                          CERTIFICATE OF REINSTATEMENT



I, DEAN HELLER, the duly elected Secretary of State of the State of Nevada, do hereby certify that ZXS CORPORATION, INC. a Corporation formed under the laws of the State of NEVADA having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of the Nevada Revised Statutes as amended, for the years and in the amounts as follows:

         1996-1997         List of officers/directors + penalty        $ 100
         1997-1998         List of officers/directors + penalty        $ 100
         1998-1999         List of officers/directors + penalty        $ 100
                           List of officers/directors + penalty        $ 100
         Reinstatement                                                 $  50
         Total                                                         $ 450

and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, on February 29, 2000.

/s/
    -----------------------------------
    Secretary of State

By:
/s/
    -----------------------------------
    Certification Clerk